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                                                                  EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for registration of 120,000 shares of common stock pertaining to the Friedman's Inc. 1995 Stock Option Plan of our report dated November 8, 1995, with respect to the financial statements and schedule of Friedman's Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1995, filed with the Securities and Exchange Commission.




ERNST & YOUNG LLP
Jacksonville, Florida
June 14, 1996